Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

First Busey Corporation

Urbana, Illinois

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Busey Corporation of our reports dated March 13, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting which appears in the Annual Report on Form 10-K of First Busey Corporation for the year ending December 31, 2006.

McGLADREY & PULLEN LLP

Champaign, Illinois

August 1, 2007